EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of SINA Corporation of our report dated September 3, 2009 (except for Note 15, as to which the date is September 29, 2009) (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to (1) the basis of financial statement presentation and (2) the change in method of accounting for the noncontrolling interest in a subsidiary to conform to FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51, effective January 1, 2009), relating to the consolidated financial statements of China Real Estate Information Corporation, which appears on Form 6-K filed with the Securities and Exchange Commission on December 23, 2009. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
December 21, 2009